UNITED STATES
SECURITIES & EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 20, 2002

INTERLIANT, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26115	13-3978980

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Manhattanville Road Purchase, New York		10577

(Address of principal executive offices)		(Zip Code)

(914) 640-9000
(Registrant¦s telephone number, including area code)

ITEM 5.    OTHER EVENTS

On January 6, 2003, Interliant, Inc. (the (Company¦) issued a press release announcing that on December 20, 2002 it had closed on the sale to SchlumbergerSema, a subsidiary of Schlumberger, Ltd. of the assets and operations of its Oracle professional services business. - The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  The following document is furnished as an exhibit to this report:

Exhibit Number	Description	Page Number

99.1	Press Release of Interliant, Inc. dated January 6 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7,2003

INTERLIANT, INC.

	By:	/S/ BRUCE S. KLEIN

Bruce S. Klein Senior Vice President, General Counsel and Secretary